As filed with the Securities and Exchange Commission on October 15, 2007
Registration No. 333-142060

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To

Form S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VIRGINIA HOLDCO, INC.
(Exact name of Registrant as specified in its charter)

New Jersey	1400	20-8579133
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

c/o Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205-298-3000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

William F. Denson, III, Esq.
Vice President and Secretary
Virginia Holdco, Inc.
c/o Vulcan Materials Company
1200 Urban Center Drive
Birmingham, Alabama 35242
205-298-3000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

	Thomas A. Roberts, Esq.	Daniel B. Nunn Jr., Esq.	Edward D. Herlihy, Esq.
John D. Milton, Jr., Esq.	Raymond O. Gietz, Esq.	McGuireWoods LLP	Igor Kirman, Esq.
Florida Rock Industries, Inc.	Weil, Gotshal & Manges LLP	Bank of America Tower	Wachtell, Lipton, Rosen & Katz
155 East 21st Street	767 Fifth Avenue	50 North Laura Street, Suite 3300	51 West 52nd Street
Jacksonville, Florida 32206	New York, New York 10154	Jacksonville, Florida 32202	New York, New York 10019
904-355-1781	212-310-8000	904-360-6339	212-403-1000

Approximate date of commencement of proposed sale of the securities to the public:  As soon as practicable after this Post-Effective Amendment becomes effective and all other conditions to the proposed mergers described herein have been satisfied or waived.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

		Proposed Maximum		Amount of
Title of Each Class of		Offering Price	Proposed Maximum Aggregate	Registration
Securities to be Registered	Amount to be Registered(1)	Per Share	Offering Price(2)	Fee(3)
Common Stock, $1 par value	13,087,491	Not Applicable	$1,441,008,865	$45,000

(1)	The number of shares of common stock, $1 par value, of the registrant (“Holdco Common Stock”) being registered is based upon the product obtained by multiplying (i) 69,245,981 shares of common stock, par value $0.10 per share, of Florida Rock Industries, Inc. (“Florida Rock Common Stock”) estimated to be outstanding immediately prior to the Florida Rock merger (including 3,296,644 shares of Florida Rock common stock subject to options exercisable prior to the expected closing of the Florida Rock merger), by (ii) 30% (being the maximum number of shares of Florida Rock Common Stock convertible into shares of Holdco Common Stock), by (iii) the exchange ratio of 0.63.

(2)	Pursuant to Rules 457(f)(1) and 457(c) under the Securities Act of 1933, as amended (the “Securities Act”) and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is equal to (i) the product obtained by multiplying (a) $67.71 (the average of the high and low prices of Florida Rock Common Stock on April 11, 2007), by (b) 69,245,981 shares of Florida Rock Common Stock (estimated number of shares of Florida Rock Common Stock to be cancelled in the Florida Rock merger), minus (ii) $3,247,636,509 (the estimated amount of cash to be paid by the registrant to Florida Rock’s shareholders in the Florida Rock merger).

(3)	Previously paid.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to Virginia Holdco, Inc.’s Registration Statement on Form S-4 (Registration No. 333-142060 originally filed with the Securities and Exchange Commission on April 12, 2007, as amended by Amendment No. 1, filed June 13, 2007, as amended by Amendment No. 2, filed July 6, 2007, as amended by Amendment No. 3, filed July 13, 2007), is being filed solely to correct a typographical error with respect to the par value of the shares being registered on the cover of the Registration Statement and to make a corresponding correction to Exhibit No. 5 filed herewith. The correct par value is $1.

EXHIBIT INDEX

Exhibit
Number	Description
2.1*	Agreement and Plan of Merger, dated as of February 19, 2007, as amended on April 9, 2007, by and among Vulcan Materials Company, Florida Rock Industries, Inc., Virginia Holdco, Inc., Virginia Merger Sub, Inc. and Fresno Merger Sub, Inc. (included as Annex A to the Proxy Statement/Prospectus contained in this Registration Statement).
2.2*	Support Agreement, dated as of February 19, 2007, by and among Vulcan Materials Company, Baker Holdings, L.P., Edward L. Baker Living Trust, Edward L. Baker, John D. Baker II Living Trust and Anne D. Baker Living Trust (included as Annex B to the Proxy Statement/Prospectus contained in this Registration Statement).
5	Opinion of William F. Denson III, Esq. regarding the validity of the securities being registered.
8.1*	Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax consequences discussed in this Registration Statement.
8.2**	Opinion of Wachtell, Lipton, Rosen & Katz regarding certain federal income tax consequences relating to the transaction.
8.3**	Opinion of Weil, Gotshal & Manges LLP regarding certain federal income tax consequences relating to the transaction.
10.1*	Shareholders Agreement, dated as of February 19, 2007, by and among Vulcan Materials Company, Baker Holdings, L.P., Edward L. Baker Living Trust, Edward L. Baker, John D. Baker II Living Trust and Anne D. Baker Living Trust (included as Annex C to the Proxy Statement/Prospectus contained in this Registration Statement).
23.1*	Consent of Deloitte & Touche LLP.
23.2*	Consent of Deloitte & Touche LLP.
23.3*	Consent of KPMG LLP.
23.4	Consent of William F. Denson III, Esq. (included in the opinion filed as 5 to this Registration Statement).
23.5*	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8.1 to this Registration Statement).
23.6**	Consent of Wachtell, Lipton, Rosen & Katz (included in the opinion filed as Exhibit 8.2 to this Registration Statement).
23.7**	Consent of Weil, Gotshal & Manges LLP (included in the opinion filed as Exhibit 8.3 to this Registration Statement).
23.8*	Consent of John D. Baker II.
23.9*	Consent of Philip J. Carroll, Jr.
23.10*	Consent of Phillip W. Farmer.
23.11*	Consent of H. Allen Franklin.
23.12*	Consent of Donald M. James.
23.13*	Consent of Douglas J. McGregor.
23.14*	Consent of James V. Napier .
23.15*	Consent of Donald B. Rice.
23.16*	Consent of Orin R. Smith.
23.17*	Consent of Vincent J. Trosino.
99.1*	Form of Florida Rock Proxy Card.
99.2*	Form of Election Form.
99.3*	Consent of Lazard Frères & Co. LLC.
99.4*	Form of Election Form for Plan Participants.
*Previously filed
**To be filed by post-effective amendment

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Birmingham, State of Alabama, on the 15th day of October, 2007.

VIRGINIA HOLDCO, INC.
By:	/s/ William F. Denson, III
William F. Denson, III
Vice President and Secretary

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Ejaz A. Khan Ejaz A. Khan	Director and Chairman (Principal Executive Officer)	October 15, 2007

/s/ Daniel F. Sansone Daniel F. Sansone	Director, President and Treasurer (Principal Financial and Accounting Officer)	October 15, 2007

/s/ William F. Denson, III William F. Denson, III	Director, Vice President and Secretary	October 15, 2007